UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2008

CHINA DIRECT, INC.
(Exact name of registrant as specified in its charter)

Florida	001-33694	13-3876100
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

431 Fairway Drive, Suite 200, Deerfield Beach, Florida 33441
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (954) 363-7333

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 3, 2008, China Direct, Inc. (the “Company”) awarded 80,000 shares of its restricted common stock, par value $.0001 per share, pursuant to its 2008 Non-Executive Stock Incentive Plan to Yi (Jenny) Liu, our Vice President of Finance, in lieu of any prior stock option awards.  The shares awarded to Ms. Liu on December 3, 2008 vest in full on January 1, 2009.  On July 1, 2008, Ms. Liu’s annual compensation was increased to $105,000 per year plus payment of a monthly allowance of $1,000 per month for automobile and cellular phone expenses.  On July 1, 2008, Ms. Liu was also awarded 15,000 shares of restricted common stock pursuant to the Company’s 2008 Non-Executive Stock Incentive Plan which shares vest 25% on June 1, 2009, 25% on September 1, 2009, 25% on December 1, 2009 and 25% on March 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2008

CHINA DIRECT, INC.

By:	/s/ Yuejian (James) Wang
Yuejian (James) Wang,
Chief Executive Officer